EXHIBIT 2.c


                                                         [Form of Fixed Rate
                                                          Certificated Security]


REGISTERED

CUSIP NO.
No. FXR-                                                 $


                        PITNEY BOWES CREDIT CORPORATION

                           MEDIUM-TERM NOTE, SERIES D
                           [Form of Face of Security]
                                  (Fixed Rate)


SPECIFIED CURRENCY:                                      EXCHANGE RATE
                                                         AGENT:

ORIGINAL                                                 MATURITY
ISSUE DATE:                       INTEREST RATE:         DATE:

REDEMPTION                                               REDEMPTION
COMMENCEMENT DATE:                                       PERIODS AND
                                                         PRICES:
REPAYMENT DATE:

AUTHORIZED DENOMINATIONS:                                REPAYMENT
(Only applicable if Specified                            PERIODS AND
Currency is other than U.S.                              PRICES:
dollars)

OTHER/ADDITIONAL TERMS:                                  DEFAULT RATE:
                                                         (only applica-
                                                         ble if Security
                                                         issued at
                                                         original issue
                                                         discount)

                                                         OID DEFAULT
                                                         AMOUNT:  (only
                                                         applicable if
                                                         Security issued
                                                         at original
                                                         issue discount)

     PITNEY BOWES CREDIT CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to or registered assigns, the principal sum of

                                                                      (any such
currency or composite currency being hereinafter referred to as a "Specified Currency") on the Maturity Date shown above or, together with any premium thereon, upon any applicable Redemption or Repayment Date specified above, and to pay Interest thereon from the Original Issue Date shown above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 of each year and on the Maturity Date, commencing on the first such Interest Payment Date next succeeding the Original Issue Date, provided that if the Original Issue Date is after a Regular Record Date and before the Interest Payment Date immediately following such Regular Record Date, interest payments will commence on the Interest Payment Date following the next succeeding Regular Record Date, at the rate per annum set forth above, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Market Day (as defined below)), as the case may be, next preceding the February 1 and August 1 Interest Payment Dates; provided, however, that interest payable at maturity or upon earlier redemption or repayment will be payable to the Person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     The term "Market Day" means (i) unless otherwise provided in this definition, any day that is a Business Day (as defined below) in The City of New York; (ii) if the Specified Currency shown above is not U.S. dollars or euro, any day that is a Business Day both in The City of New York and in the Principal Financial Center (as defined below) in the country of the Specified Currency; and (iii) if the Specified Currency shown above is euro, any date that is a Business Day in The City of New York that is designated as a euro settlement day by the Euro Banking Association in Paris or otherwise generally regarded in the euro interbank market as a day on which payments in euro are made. The term "Business Day", when used with respect to any place, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that place are authorized or obligated by law to close. The term "Principal Financial Center" as used herein means the capital city of the country issuing the currency or composite currency in which payment in respect of this Security is to be made, except that with respect to U.S. dollars, Australian dollars, Canadian dollars, Deutsche marks, Italian lira, Swiss francs, Dutch guilders, Portuguese escudos, South African rand and euros, the Principal Financial Center shall be The City of New York, Sydney, Toronto, Frankfurt, Milan, Zurich, Amsterdam, London, Johannesburg and Luxembourg, respectively.

     Payment of principal of (and premium, if any) and interest on this Security will be made in U.S. dollars unless the Holder elects to receive all or part of such payments in such Specified Currency. A Holder of a Security denominated in a Specified Currency other than U.S. dollars may so elect by delivering a written request to the Paying Agent, on or prior to the applicable Record Date or the date fifteen calendar days prior to maturity or earlier redemption or repayment, as the case may be. Such written request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. Such election shall remain in effect unless such request is revoked on or prior to the applicable Record Date or the date fifteen days prior to maturity or earlier redemption or repayment, as the case may be.

     Payments in U.S. dollars, in respect of a Security denominated in a Specified Currency other than U.S. dollars, will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest firm bid quotation for U.S. dollars received by such Exchange Rate Agent as of 11:00 A.M., New York City time, on the second Business Day next preceding the applicable payment date from three recog nized foreign exchange dealers, for settlement on such payment date of the aggregate amount of the Specified Currency payable to all Holders of Securities denominated in such Specified Currency electing to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holders of such Securities by deductions from such payments. If three such bid quotations are not available on the second Business Day preceding the payment of principal (and premium, if any) or interest with respect to any Security, such payment will be made in the Specified Currency.

     Payment of the principal of (and premium, if any) and interest on this Security due at maturity or upon earlier redemption or repayment to be made in U.S. dollars will be made by wire transfer in immediately available funds upon surrender of this Security at the Corporate Trust Office of the Trustee in Atlanta, Georgia, provided that this Security is presented to the Paying Agent in time for the Paying Agent to make such payment in accordance with its normal procedures. Payments of interest to be made in U.S. dollars (other than interest payable at maturity or upon earlier redemption or repayment) will be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register, or by wire transfer to such account as may have been designated to the Paying Agent at least 5 days prior to the Interest Payment Date by such Person.

     Unless otherwise specified above, payments of interest with respect to any Security made in a Specified Currency other than U.S. dollars will be made by check mailed to the address of the Holder hereof as that address appears in the Security Register. All checks payable in a Specified Currency other than U.S. dollars will be drawn on a bank located outside the United States. Payments at maturity of principal (and premium, if any) to be made in a Specified Currency other than U.S. dollars will be made by wire transfer in immediately available funds to an account with a bank located in the country issuing the Specified Currency (or, with respect to Securities denominated in euros, in the City of Brussels) as shall have been designated at least 15 days prior to the stated maturity, redemption or repayment date, as the case may be, by the registered Holder of this Security on the relevant maturity, redemption or repayment date, provided that, in the case of payment of principal of (and premium, if any) and any interest due at maturity or upon earlier redemption or repayment, this Security is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Such designation shall be made by filing the appropriate information with the Trustee at its Corporate Trust Office in Atlanta, Georgia, and, unless revoked, any such designation made with respect to any Security by a registered Holder will remain in effect with respect to any further payments with respect to this Security payable to such Holder. If a payment with respect to this Security cannot be made by wire transfer because the required designation has not been received by the Trustee on or before the requisite date or for any other reason, a notice will be mailed to the Holder at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon the Trustee's receipt of such a designation, such payment will be made within 5 days of such receipt. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payment will be borne by the Holder hereof in respect of which payments are made.

     If the Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the Company's control, then the Company will be entitled to satisfy its obligations to Holders by making payments in U.S. dollars on the basis of the most recently available Exchange Rate. The "Exchange Rate" means the noon buying rate in The City of New York for cable transfers for the relevant Specified Currency. Any payment made under such circumstances in U.S. dollars where the required payment is other than U.S. dollars will not constitute an Event of Default under the Indenture.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

     Unless the certificate of authentication hereon has been executed by the Trustee or by its Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:                                         PITNEY BOWES CREDIT CORPORATION



                                               By______________________________
                                                 Title:



                                               Attest__________________________
                                                     Title:


              [SEAL]


CERTIFICATE OF AUTHENTICATION
This is one of the Securities
of the series designated therein
referred to in the within-
mentioned Indenture

SUNTRUST BANK, ATLANTA, as Trustee



By______________________________
  Authorized Officer

                         [Form of Reverse of Security]
                        PITNEY BOWES CREDIT CORPORATION
                           MEDIUM-TERM NOTE, SERIES D
                                  (Fixed Rate)


     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of July 31, 1999 (herein called the "Indenture"), between the Company and SunTrust Bank, Atlanta, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof. The Securities of this series may be issued from time to time in an aggregate principal amount of up to $500,000,000 or its equivalent in other currencies or composite currencies, may mature at different times, bear interest, if any, at different rates, be redeemable at different times or not at all, be issued at an original issue discount, and be denominated in different currencies.

     Interest payments for this Security will include interest accrued to but excluding the Interest Payment Dates or date of maturity, redemption or repayment, as the case may be. Unless otherwise indicated on the face hereof, interest payments for this Security shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

     If any Interest Payment Date or the Maturity Date (or date of redemption or repayment) of this Security falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Maturity Date (or date of redemption or repayment), as the case may be, to the date of such payment on the next succeeding Business Day.

     This Security is not subject to redemption prior to the Maturity Date shown above unless a Redemption Commencement Date, Redemption Periods and Redemption Prices are specified above. If so specified, this Security is subject to redemption upon not less than 30 nor more than 60 days' notice by mail, as a whole or in part, at the election of the Company, during the Redemption Periods and at the Redemption Prices specified above, plus interest accrued to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the registered Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates referred to above, all as provided in the Indenture.

     In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor and for a principal amount equal to the unredeemed portion will be issued to the registered Holder upon the cancellation hereof, and in event of transfer or exchange a new Security or Securities of this series and of like tenor and for a like aggregate principal amount will be issued to the registered Holder, in case of exchange, or the designated transferee or transferees, in case of transfer.

     This Security is not subject to repayment prior to the Maturity Date shown above unless a Repayment Date, Repayment Periods and Repayment Prices are specified above. If so specified, this Security is subject to repayment at the option of the Holder hereof upon the terms set forth above.

     In the event of repayment of this Security in part only, a new Security or Securities of this series and of like tenor and for a principal amount equal to the unpaid portion will be issued to the registered Holder upon the cancellation hereof.

     If an Event of Default with respect to the Securi ties of this series shall occur and be continuing, the prin cipal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security or Securities issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provi sion of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Securities in definitive registered form of the Series of which this Security is a part is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     If this Security is issued with an original issue discount, (i) if an Event of Default with respect to the Securities shall have occurred and be continuing, the amount of principal of this Security which may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture, shall be determined in the manner set forth under "OID Default Amount" on the face hereof and (ii) in the case of a default of payment in principal upon acceleration, redemption or at maturity hereof, in lieu of any interest otherwise payable, the overdue principal of this Security shall bear interest at a rate of interest per annum equal to the Default Rate stated on the face hereof (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such acceleration, redemption or maturity, as the case may be, to the date payment has been made or duly provided for or such default has been waived in accordance with the terms of the Indenture.

     The Securities of this series may be issued in registered form, without coupons, in denominations of $1,000 and integral multiples thereof or, if this Security is denominated in a Specified Currency, in the denominations indicated on the face hereof, unless otherwise specified above, and may be issued, in whole or in part, in the form of one or more permanent global Securities that will be deposited with, or on behalf of, the Depositary. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series issued in definitive registered form are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for reg istration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture and not herein otherwise defined shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS


     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

      TEN COM - as tenants in common

      TEN ENT - as tenants by the entireties

      JT TEN - as joint tenants with right of survivorship and not as tenants in common

      UNIF GIFT MIN ACT - _________Custodian__________
                            (Cust)            (Minor)
                         Uniform Gifts to Minors Act


                        ----------------------------
                                  (State)

                   Additional abbreviations may also be used
                         though not in the above list.

                         -----------------------------

                   FOR VALUE RECEIVED, the undersigned hereby
                    sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                     INCLUDING POSTAL ZIP CODE OF ASSIGNEE


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the within Security and all rights thereunder, hereby
irrevocably constituting and appointing


-------------------------------------------------------------------------------
to transfer said Security on the books of the Company, with full power of substitution in the premises.


Dated: ___________                          ___________________________________
                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            the within instrument in every
                                            particular, without alteration or
                                            enlargement or any change whatever.

                           OPTION TO ELECT REPAYMENT


     The undersigned hereby irrevocably requests and instructs the Company to repay the within Security (or portion thereof specified below) pursuant to its terms at the applicable Repayment Price, together with interest to the Repayment Date, to the undersigned at

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

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                        (Please Print or Typewrite Name
                        and Address of the Undersigned)

and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Securities to be issued to the undersigned for the portion of the within Security not being repaid (in the absence of any such specification, one such Security will be issued for the portion not being repaid):__________________________.


Dated:_____________________                 ______________________________

                                            ______________________________


     NOTICE: The signature to this assignment must correspond with the name as written upon the within Security in every particular, without alteration or enlargement or any change whatever.